                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

      Filed by the registrant [X]
      Filed by a party other than the registrant [ ]

      Check the appropriate box:
[ ]   Confidential, for use of the Commission only
      (as permitted by Rule 14a-6(e)(2))
[ ]   Preliminary proxy statement
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material under Rule 14a-12

                                Brightpoint, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

________________________________________________________________________________
      (Name of Person(s) Filing Proxy Statement, If Other Than Registrant)

Payment of filing fee (Check the appropriate box):
      [X]   No fee required.
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.

(1)   Title of each class of securities to which transaction applies:
________________________________________________________________________________

(2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
________________________________________________________________________________
________________________________________________________________________________
(4)   Proposed maximum aggregate value of transaction:

(5)   Total Fee Paid:
________________________________________________________________________________
________________________________________________________________________________

[ ]   Fee paid previously with preliminary materials:
________________________________________________________________________________
________________________________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
________________________________________________________________________________
________________________________________________________________________________

(2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________________
________________________________________________________________________________

(3)   Filing party:
________________________________________________________________________________
________________________________________________________________________________

(4)   Date filed:
________________________________________________________________________________
________________________________________________________________________________

[BRIGHTPOINT LOGO]
YOUR SUCCESS IS OUR BUSINESS

April 11, 2005

Dear Brightpoint, Inc. Shareholders:

      You are cordially invited to attend the 2005 Annual Meeting of Shareholders ("Annual Meeting") of Brightpoint, Inc. (the "Company") that will be held on Thursday, May 12, 2005, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168.

      Your Board of Directors unanimously believes that the election of the nominees specified in the accompanying Proxy Statement as directors is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such nominees. Further, your Board of Directors unanimously believes that ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2005 is in the best interests of the Company and its shareholders and, accordingly, recommends a vote "FOR" such proposal.

      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU INTEND TO ATTEND THE MEETING IN PERSON, PLEASE ENSURE YOU TAKE THE TIME TO CAST YOUR VOTE. YOU MAY VOTE BY RETURNING YOUR SIGNED PROXY CARD, BY TELEPHONE OR VIA THE INTERNET. WE APPRECIATE YOUR CONTINUED SUPPORT.

                                           Sincerely yours,

                                           Robert J. Laikin
                                           Chairman of the Board and
                                           Chief Executive Officer

[BRIGHTPOINT LOGO]
YOUR SUCCESS IS OUR BUSINESS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              OF BRIGHTPOINT, INC.
                        TO BE HELD THURSDAY, MAY 12, 2005

To the Shareholders of Brightpoint, Inc.:

      NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Shareholders of Brightpoint, Inc. (the "Company") will be held on Thursday, May 12, 2005, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168 for the following purposes:

      1. To elect three (3) Class II directors to hold office until the Annual Meeting of Shareholders to be held in 2008 and until their successors have been duly elected and qualified;

      2. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

      3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

      Presentations will be made after the foregoing business has been conducted at the Annual Meeting. A live webcast of the presentations, including audio and slides, can be accessed through the Investors section of the Company's website at www.brightpoint.com. A written report of the results of the Annual Meeting will be posted on the Company's web site following the Annual Meeting.

      Only shareholders of record at the close of business on April 6, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. You may submit your proxy vote with the enclosed paper card or you can vote by telephone or via the Internet. Whether or not you attend the meeting it is important that your shares be represented and voted. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 59 Maiden Lane, New York, New York 10038.

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PAPER PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU CHOOSE YOU MAY ALSO VOTE BY TELEPHONE OR VIA THE INTERNET. YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                         Notice of the Annual Meeting is hereby given, By Order of the Board of Directors,

                         Steven E. Fivel
                         Executive Vice President, General Counsel and Secretary

                                BRIGHTPOINT, INC.
                              2005 PROXY STATEMENT

                                                                                                          PAGE
GENERAL INFORMATION....................................................................................     1
OUTSTANDING STOCK AND VOTING RIGHTS....................................................................     3
VOTING PROCEDURES AND PROXY INFORMATION................................................................     3
            Voting by Telephone or via the Internet....................................................     3
PROPOSAL I - TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 2008 ANNUAL MEETING...........................     4
CORPORATE GOVERNANCE...................................................................................     8
DIRECTOR INDEPENDENCE..................................................................................     9
MEETINGS OF DIRECTORS AND COMMITTEES...................................................................     9
BOARD COMMITTEES.......................................................................................     9
            The Corporate Governance and Nominating Committee..........................................    10
            The Compensation and Human Resources Committee.............................................    10
            The Audit Committee........................................................................    11
            Report of Audit Committee..................................................................    11
EXECUTIVE COMPENSATION.................................................................................    13
            Summary Compensation Table.................................................................    13
            Option Grants in Last Fiscal Year..........................................................    14
            Aggregated Option Exercises and Fiscal Year-End Option Values..............................    14
            Director Compensation......................................................................    15
            Executive Officer Employment and Severance Agreements......................................    16
            2005 Bonus Plan............................................................................    19
            Report of the Compensation and Human Resources Committee of the Board of Directors
                  on Executive Compensation............................................................    19
            Compensation Committee Interlocks and Insider Participation................................    21
STOCK PERFORMANCE GRAPH................................................................................    22
VOTING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..................................    23
            Section 16(a) Compliance...................................................................    25
            Equity Compensation Plans..................................................................    25
CERTAIN TRANSACTIONS...................................................................................    26
PROPOSAL II - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.........    27
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING..........................................................    29
OTHER INFORMATION......................................................................................    30
APPENDIX A - CORPORATE GOVERNANCE PRINCIPLES...........................................................    31
APPENDIX B - AUDIT COMMITTEE CHARTER...................................................................    35
APPENDIX C - CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER.....................................    40
APPENDIX D - COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER........................................    42

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON THURSDAY, MAY 12, 2005

      This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Brightpoint, Inc. (the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, May 12, 2005, at 9:00 a.m. local time, at the Company's offices located at 501 Airtech Parkway, Plainfield, Indiana 46168, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

      Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 12, 2005

                               GENERAL INFORMATION

      Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

      It is anticipated that all of the Company's Board of Directors and Executive Officers will be present at the Annual Meeting and that a presentation will be made after the conclusion of the business to be conducted at the Annual Meeting.

      The address and telephone number of the principal executive offices of the Company are: 501 Airtech Parkway, Plainfield, Indiana 46168, telephone number:
(317) 707-2355.

      The following questions and answers provide important information about the Annual Meeting and this Proxy Statement:

Q. What am I voting on?

A. (i) The election of three Class II directors (Robert J. Laikin, Robert F. Wagner and Richard W. Roedel), and (ii) ratifying the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005.

Q. Who is entitled to vote?

A. Shareholders of record as of the close of business on April 6, 2005 (the "Record Date"), are entitled to vote at the Annual Meeting. Each shareholder is entitled to one vote for each share of the Company's common stock held on the Record Date.

Q. How do I vote?

A. You may sign and date each paper proxy card you receive and return it in the prepaid envelope. If you return your signed proxy but do not indicate your voting preferences, we will vote on your behalf FOR all nominees for directors and all proposals as specified in the Proxy Statement.

You may also vote by telephone or via the Internet. See Voting by Telephone or via the Internet below for further details. Please note that there are separate telephone and Internet voting arrangements depending upon whether shares are registered in your name or in the name of a bank or broker.

Q. How may I revoke or change my vote?

A. You have the right to revoke your proxy any time before the meeting by (i) notifying the Company's Secretary, or (ii) returning a later-dated proxy. You may also revoke your proxy by voting in person at the Annual Meeting.

Q. What does it mean if I receive more than one proxy card?

A. It may mean that you are the registered holder of shares in more than one account. Sign and return all proxy cards to ensure that all your shares are voted. You may call American Stock Transfer & Trust Company at 1-800-937-5449 if you have any questions regarding the share information or your address appearing on the paper proxy card.

Q. Who will count the votes?

A. A Senior Vice President of the Company will tabulate the votes and act as the independent inspector of election.

Q. What constitutes a quorum?

A. A majority of the outstanding shares, present or represented by proxy, of the Company's common stock constitutes a quorum for the Annual Meeting. As of the Record Date 17,752,281 shares of the Company's common stock $.01 par value per share (the "Common Stock") were issued and outstanding.

Q. How many votes are needed for the election of the directors?

A. The directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees receiving the highest number of votes will be elected as directors. Only votes cast for a nominee will be counted, except that a properly executed proxy that does not specify a vote with respect to the nominees will be voted for the three nominees whose names are printed on the proxy card (Robert J. Laikin, Robert F. Wagner and Richard W. Roedel). Abstentions and broker non-votes (as described below) will have no effect on the election of directors.

Q. How many votes are needed for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005?

A. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Broker non-votes will not be treated as entitled to vote on this matter and will therefore have no effect on the proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm.

Q. What is a "broker non-vote"?

A. A "broker non-vote" occurs when a broker submits a proxy that does not indicate a vote for some of the proposals because the broker has not received instructions from the beneficial owners of how to vote on such proposals and does not have discretionary authority to vote in the absence of instructions.

Q. Where will the Annual Meeting be held?

A. The Annual Meeting will be held at the Company's offices located at 501 Airtech Parkway, Plainfield Indiana 46168 on Thursday, May 12, 2005, at 9:00 a.m. local time.

Q: How may I communicate with the Board of Directors?

A: The Board of Directors, through its Corporate Governance and Nominating Committee, has established a process for shareholders to send communications to the Board of Directors. You may communicate with the Board of Directors individually or as a group by writing to: The Board of Directors of Brightpoint, Inc. c/o Corporate Secretary, 501 Airtech Parkway, Plainfield, Indiana 46168 or via e-mail: board.directors@brightpoint.com. You should identify your communication as being from a Brightpoint shareholder. The Corporate Secretary may require reasonable evidence that your communication or other submission is made by a Brightpoint shareholder before transmitting your communication to the Board of Directors.

                       OUTSTANDING STOCK AND VOTING RIGHTS

      Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 17,752,281 shares of Common Stock, the Company's only class of voting securities. Each share entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION

      The proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

      The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to shareholders, will be borne by the Company. In addition, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and the Company may reimburse such persons for their expenses.

VOTING BY TELEPHONE OR VIA THE INTERNET

      For Shares Registered in the Name of a Brokerage Firm or Bank. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the shareholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you already have been offered the opportunity to elect to vote via the Internet. Votes submitted via the Internet through the ADP program must be received by 11:59 p.m. (EDT) on May

11, 2005. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.


      For Shares Directly Registered in the Name of the Shareholder. Shareholders with shares registered directly with American Stock Transfer & Trust Company may vote telephonically by calling American Stock Transfer & Trust Company at 1-800-PROXIES (1-800-776-9437) or you may vote via the Internet at www.voteproxy.com.

      The telephone and Internet voting procedures are designed to authenticate shareholders identities, to allow shareholders to give their voting instructions and to confirm that shareholders' instructions have been recorded properly. Shareholders voting via the Internet through either American Stock Transfer & Trust Company or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

                                   PROPOSAL I

         TO ELECT THREE DIRECTORS TO SERVE UNTIL THE 2008 ANNUAL MEETING

      The Company's By-laws provide that the Board of Directors of the Company is divided into three classes (Class I, Class II and Class III). At each Annual Meeting of shareholders, directors constituting one class are elected for a three-year term. At this year's Annual Meeting, three (3) Class II directors will be elected to hold office for a term expiring at the Annual Meeting of Shareholders to be held in 2008. Based upon the review of and recommendation by the Company's Corporate Governance and Nominating Committee, the Board of Directors has nominated Robert J. Laikin, Robert F. Wagner and Richard W. Roedel to serve as Class II directors.

      Each of the directors will be elected to serve during his term until a successor is elected and qualified or until the director's earlier resignation or removal.

      At this year's Annual Meeting, the proxies granted by shareholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SPECIFIED BELOW.

      The following table sets forth the name, age and principal occupation of the nominees for election at this Annual Meeting and the length of continuous service as a director of the Company:

                               CLASS II DIRECTORS
      (NOMINEES TO BE ELECTED AS CLASS II DIRECTORS AT THE ANNUAL MEETING)
                             (Term Expires in 2008)

       NAME OF NOMINEE            AGE              PRINCIPAL OCCUPATION AND OTHER INFORMATION
       ---------------            ---              ------------------------------------------
Robert J. Laikin..............    41    Robert J. Laikin, founder of the Company, has been a
                                        director of the Company since its inception in August 1989.
                                        Mr. Laikin has been Chairman of the Board and Chief
                                        Executive Officer of the Company since January 1994. Mr.
                                        Laikin was President of the Company from June 1992 until
                                        September 1996 and Vice President and Treasurer of the
                                        Company from August 1989 until May 1992. From July 1986 to
                                        December 1987, Mr. Laikin was Vice President and, from
                                        January 1988 to February 1993, President of Century Cellular
                                        Network, Inc., a company engaged in the retail sale of
                                        cellular telephones and accessories.

Robert F. Wagner..............    70    Robert F. Wagner has been a director of the Company since
                                        April 1994 and is currently a member of the Company's
                                        Compensation and Human Resources Committee. Mr. Wagner has
                                        been engaged in the practice of law with the firm of Lewis &
                                        Wagner since 1973.

Richard W. Roedel.............    55    Richard W. Roedel has been a director and Chairman of the
                                        Company's Audit Committee since October 2002 and currently is a member of the Company's Corporate Governance and
                                        Nominating Committee. Mr. Roedel has been the Chairman of
                                        the Board of Directors and a director of Take-Two
                                        Interactive Software, Inc. ("Take-Two") a developer,
                                        publisher and distributor of video games since April 2004.
                                        He served as the Chief Executive Officer of Take-Two from
                                        June 2004 to January 2005 and has been a consultant to
                                        Take-Two since January 2005. Mr. Roedel is a director of
                                        Dade Behring Holdings, Inc., a medical diagnostics equipment and related product manufacturer and IHS Inc., a leading
                                        content provider servicing the technical and business
                                        information needs of engineering and energy companies. Mr.
                                        Roedel is also a director of the Association of Audit
                                        Committee Members, Inc., a non-profit association of audit committee members. From 1999 to 2000, Mr. Roedel was
                                        Chairman and Chief Executive Officer of the accounting firm
                                        BDO Seidman LLP, the United States member firm of BDO
                                        International. Before becoming Chairman and Chief Executive
                                        Officer, he was the Managing Partner of BDO Seidman's New
                                        York Metropolitan Area from 1994 to 1999, the Managing
                                        Partner of its Chicago office from 1990 to 1994 and an Audit
                                        Partner from 1985 to 1990. Mr. Roedel is a Certified Public
                                        Accountant.

      The following tables set forth similar information with respect to incumbent Class III and Class I directors who are not nominees for election at the Annual Meeting:

                               CLASS III DIRECTORS
                             (Term Expires in 2006)

       NAME OF DIRECTOR          AGE               PRINCIPAL OCCUPATION AND OTHER INFORMATION
       ----------------          ---               ------------------------------------------
Catherine M. Dalton...........    42    Catherine M. Dalton has been a director of the Company since
                                        October 2002 and is currently Chairperson of the Company's
                                        Corporate Governance and Nominating Committee. Since 1997,
                                        Ms. Dalton has been a Professor at the Kelley School of
                                        Business at Indiana University where she is currently the
                                        David H. Jacobs Chair of Strategic Management. Prior thereto
                                        Ms. Dalton served on the faculties of Purdue University and
                                        The Ohio State University.

Marisa E. Pratt...............    40    Marisa E. Pratt has been a director of the Company since
                                        January 2003 and is currently a member of the Company's
                                        Audit Committee. Since 1991, Ms. Pratt has been employed by
                                        Eli Lilly in various finance and treasury related positions.
                                        Since October of 2002, Ms. Pratt has been Vice President -
                                        Finance of Eli Lilly Canada.

Jerre L. Stead................    62    Jerre L. Stead has been a director of the Company since June
                                        2000 and currently serves as the Company's Lead Independent
                                        Director. Mr. Stead is a member of the Company's
                                        Compensation and Human Resources Committee and the Company's
                                        Corporate Governance and Nominating Committee. Since
                                        December 2000, Mr. Stead has been the Chairman of the Board of Directors and a director of IHS Inc. From August 1996 to
                                        June 2000 Mr. Stead was Chairman of the Board of Ingram
                                        Micro Inc., a worldwide distributor of information
                                        technology products and services. Concurrently from August
                                        1996 to March 2000, Mr. Stead served as the Chief Executive
                                        Officer of Ingram Micro Inc. Mr. Stead served as Chairman,
                                        President and Chief Executive Officer of Legent Corporation,
                                        a software development company from January 1995 until its sale in September 1995. From 1993 to 1994, Mr. Stead was
                                        Executive Vice President of American Telephone and Telegraph
                                        Company, a telecommunications company and Chairman and Chief
                                        Executive Officer of AT&T Global Information Solutions, a
                                        computer and communications company, formerly NCR Corp. He was President of AT&T Global Business Communications
                                        Systems, a communications company, from 1991 to 1993. Mr.
                                        Stead was Chairman, President and Chief Executive Officer
                                        from 1989 to 1991 and President from 1987 to 1989 of Square
                                        D Company, an industrial control and electrical distribution products company. In addition, he held numerous positions
                                        during a 21-year career at Honeywell. Mr. Stead is a
                                        director of Mindspeed Technologies, Inc., Conexant Systems,
                                        Inc., Armstrong Holdings, Inc. and Mobility Electronics,
                                        Inc.

                                CLASS I DIRECTORS
                             (Term Expires in 2007)

      NAME OF DIRECTOR          AGE                PRINCIPAL OCCUPATION AND OTHER INFORMATION
      ----------------          ---                ------------------------------------------
Eliza Hermann...............    43      Eliza Hermann has been a director of the Company since
                                        January 2003 and is currently the Chairperson of the
                                        Company's Compensation and Human Resources Committee and a
                                        member of the Company's Corporate Governance and Nominating
                                        Committee. Since 1985, Ms. Hermann has been employed by BP plc where she has held a succession of international human resources, strategic planning and business development
                                        roles, and currently serves as the Vice President Human
                                        Resources Strategy.

V. William Hunt.............    60      V. William Hunt has been a director of the Company since
                                        February 2004 and is a member of the Audit Committee. Mr.
                                        Hunt is Chairman of Hunt Capital Partners, LLC, a venture
                                        capital and consulting firm based in Indianapolis. He serves on the boards of Breeze Industrial Products, Clarian Health
                                        Partners and InProteo. Until August 2001, he was the Vice
                                        Chairman and President of ArvinMeritor Inc., a global
                                        supplier of a broad range of integrated systems, modules and components for light vehicle, commercial truck, trailer and specialty original equipment manufacturers (OEMs) and
                                        related after-markets. Prior to the July 2000 merger of
                                        Arvin Inc. and Meritor Automotive Inc., Mr. Hunt was
                                        Chairman and CEO of Arvin, a global manufacturer of
                                        automotive components, including exhaust systems; ride
                                        control products and air, oil and fuel filters. Mr. Hunt
                                        joined Arvin as counsel in 1976, became Vice President,
                                        Administration; Secretary in 1982; and Executive Vice
                                        President in 1990; President in 1996; and CEO in 1998. A
                                        member of Arvin's board of directors since 1983, he was
                                        named Chairman in 1999. Before joining Arvin, Mr. Hunt
                                        practiced labor relations law in Indianapolis and served as labor counsel to TRW Automotive Worldwide. Stephen H.

Simon............               39      Stephen H. Simon has been a director of the Company since
                                        April 1994 and is currently a member of the Company's
                                        Compensation and Human Resources Committee. Mr. Simon has
                                        been President and Chief Executive Officer of Melvin Simon &
                                        Associates, Inc., a privately-held shopping center
                                        development company, since February 1997. From December 1993 until February 1997, Mr. Simon was Director of Development for an affiliate of Simon Property Group, a publicly-held
                                        real estate investment trust. From November 1991 to December
                                        1993, Mr. Simon was Development Manager of Melvin Simon &
                                        Associates, Inc. Mr. Simon is a director of Gracenote, Inc.,
                                        Method Products, Inc. and Pacers Basketball Corporation.

      Set forth below is a description of each of our Executive Officers:

      Robert J. Laikin, See Class II Directors.

      J. Mark Howell, age 40, has been President of the Company since September 1996 and Chief Operating Officer of the Company from August 1995 to April 16, 1998 and from July 16, 1998 to March 2003. He was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of the Company from July 1994 until September 1996. From July 1992 until joining the Company, Mr. Howell was Corporate Controller for ADESA Corporation, a company that owns and operates automobile auctions in the United States and Canada. Prior thereto, Mr. Howell was an accountant with Ernst & Young LLP.

      Frank Terence, age 46, has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since April 2002. From August 2001 through April 2002, Mr. Terence was the Chief Financial Officer of Velocitel, LLC, a wireless telecommunications infrastructure company. From January 2000 through January 2001, Mr. Terence was Chief Financial Officer of eTranslate, Inc., web services company. From October 1994 through December 1999, Mr. Terence was employed in various financial positions by Ingram Micro Inc., a technology distribution company, which included Vice President and Chief Financial Officer of its Frameworks Division and Vice President and Chief Financial Officer for its Latin America Division. From 1990 to 1994, he held regional controllerships and financial management roles for Borland International, a software development company. From 1983 to 1990, he held various financial roles with NCR, Rockwell International and PepsiCo. Mr. Terence is a Certified Management Accountant. On March 15, 2005, the Company filed a Form 8-K announcing that Mr. Terence experienced a stroke and, as a result of his medical condition, may not be able to perform certain of his duties and responsibilities.

      Steven E. Fivel, age 44, has been Executive Vice President, General Counsel and Secretary of the Company since January 1997. From December 1993 until January 1997, Mr. Fivel was an attorney with an affiliate of Simon Property Group, a publicly-held real estate investment trust. From February 1988 to December 1993, Mr. Fivel was an attorney with Melvin Simon & Associates, Inc., a privately-held shopping center development company.

      Lisa M. Kelley, age 38, has been Senior Vice President, Corporate Controller and Chief Accounting Officer of the Company since July 2003. Ms. Kelley was appointed by the Board of Directors to be the Acting Chief Financial Officer and Principal Financial Officer during the period that Mr. Terence is incapacitated. Ms. Kelley was formerly with Plexus Corp., a provider of product realization services to original equipment manufacturers. During her tenure with Plexus from 1992 to June 2003, she held several financial positions including VP-Corporate Development, VP-Finance, Corporate Controller and Treasurer. From 1986 to 1992, Ms. Kelley held various financial positions with Virchow Krause & Company LLP, a Midwest certified public accounting firm. Ms. Kelley is a Certified Public Accountant and a Certified Management Accountant.

      CORPORATE GOVERNANCE

      The Board of Directors has adopted a set of Corporate Governance Principles ("Governance Principles") which are consistent with the Board's responsibility for management oversight. These Governance Principles are designed to strengthen the Company and protect the interests of the shareholders of the Company while helping to insure the continued vitality of the Board. A copy of these Governance Principles is attached to this Proxy Statement as APPENDIX A. Copies of these Governance Principles may also be accessed at the Company's website, www.brightpoint.com.

      Highlights of the Company's Governance Principles include:

      - Requiring that the Board consist of a majority of Independent Directors and adoption of a definition of Independent Director that is designed to help ensure that persons who serve as Independent Directors are truly independent;

      - Appointing a Lead Independent Director to act as a liaison between the Board and management;

      - Limiting the payment by the Company of compensation of the members of the Board to monies received for Board or Board Committee service;

      - Requiring the Chairperson of the Audit Committee to be a "Financial Expert";

      - Prohibiting Independent Directors or their family members from conducting business with the Company;

      - Establishing director compensation practices intended to more closely align the interests of the Independent Directors with the Company's shareholders; and

      -     Encouraging the Independent Directors to meet in executive session.

                              DIRECTOR INDEPENDENCE

      The Board has determined that all of the Company's current Directors, with the exception of Mr. Laikin (the Company's Chairman of the Board and Chief Executive Officer) have met the independence requirements of the NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ and the Company's Corporate Governance Principles. In making determinations regarding a Director's independence, the Board considers all relevant facts and circumstances, including the Director's commercial, banking, consulting, legal, accounting, charitable and familial relationships, and such other criteria as the Board may determine from time to time.

                      MEETINGS OF DIRECTORS AND COMMITTEES

      During the fiscal year ended December 31, 2004, the Board of Directors held seven (7) meetings. In addition, the Board took other action by unanimous written consent in lieu of a meeting. During 2004, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he or she was a director. The Board of Directors and the Board Committees met regularly in executive sessions.

                                BOARD COMMITTEES

      The Board of Directors maintains an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation and Human Resources Committee. The Audit Committee, Corporate Governance and Nominating Committee and Compensation and Human Resources Committee are comprised solely of persons who meet the definition of an Independent Director under the Company's Governance Principles and NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ. Each of these committees has adopted a charter. The Charter of the Audit Committee is attached hereto as APPENDIX B. The charters of the Corporate Governance and Nominating Committee and the Compensation and Human Resources Committee are attached hereto as APPENDIX C and APPENDIX D, respectively. The functions of each of the Board Committees are described below.

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

      The Corporate Governance and Nominating Committee is responsible for developing and reviewing the effectiveness of the Company's corporate governance guidelines, recommending appropriate Board and Board Committee structures and membership, establishing procedures for the director nomination process and recommending nominees for election to the Board. In 2004, the Corporate Governance and Nominating Committee met ten (10) times. The Corporate Governance and Nominating Committee will consider qualified nominees for the Company's Board of Directors recommended by shareholders of the Company who follow the procedures set forth under the caption "Shareholder Proposals for Next Annual Meeting". The current members of the Corporate Governance and Nominating Committee are:

                        Catherine M. Dalton, Chairperson
                                Richard W. Roedel
                                 Jerre L. Stead
                                  Eliza Hermann

THE COMPENSATION AND HUMAN RESOURCES COMMITTEE

      The Compensation and Human Resources Committee has responsibility for approving the compensation policies of the Company, and for reviewing and recommending for approval by the Company's Board of Directors, all elements of compensation for the Company's officers and other highly compensated members of management. The Committee provides oversight of the administration of the Company's compensation program. The Committee also provides oversight of the administration of the issuance of the Company's securities under the Company's equity based compensation plans and cash incentive and deferred compensation plans for the Company's executives. The Committee also has responsibility for reviewing the supplementary benefits paid to the Company's executive officers as well as retirement and other benefit and any special compensation. The Committee also reviews and recommends for approval by the Company's Board of Directors, executive employment agreements, severance agreements and change in control provisions for the Chief Executive Officer and other senior executives. The Committee also directs the succession planning process for the Company's Chief Executive Officer and other senior executives. The Committee provides oversight of the Company's global diversity activities, and reviews its Charter and evaluates its performance as a Committee on an annual basis.

      The Compensation and Human Resources Committee met six (6) times in 2004. In addition, the Committee took action by unanimous written consent in lieu of a meeting. All Committee members participated in each meeting, which typically lasted several hours. The Committee has direct access to independent legal counsel and independent compensation consultants for survey data and other information as it deems appropriate, and utilized these independent counsel and consultants from time to time during the year.

      The current members of the Compensation and Human Resources Committee are:

                           Eliza Hermann, Chairperson
                                 Jerre L. Stead
                                Stephen H. Simon
                                Robert F. Wagner

THE AUDIT COMMITTEE

      The Audit Committee has the power to select and oversee the performance of the Company's independent registered public accountants and supervise the audit and financial procedures of the Company. During 2004, the Audit Committee held nine (9) meetings and also took action by unanimous consent in lieu of a meeting. The current members of the Audit Committee are:

                         Richard W. Roedel, Chairperson
                                 Marisa E. Pratt
                                 V. William Hunt

none of whom are employees of the Company and each of whom meets the independence and financial literacy requirements under current NASD Marketplace Rules applicable to companies whose securities are quoted on NASDAQ. In addition, the Board of Directors of the Company has determined that Mr. Roedel is an "audit committee financial expert" as defined under Item 401(h) of Regulation S-K of the United States Securities and Exchange Commission.

REPORT OF AUDIT COMMITTEE

      The responsibilities of the Audit Committee are to oversee the Company's financial reporting process and internal audit function on behalf of the Board and to report the results of their activities to the Board. The Committee fulfills its responsibilities through periodic meetings with the Company's independent registered public accounting firm, internal auditors and members of management.

      Throughout the year the Audit Committee monitors matters related to the independence of Ernst & Young LLP, the Company's independent registered public accounting firm. As part of its monitoring activities, the Committee obtained a letter from Ernst & Young LLP, containing a description of all relationships between the independent registered public accounting firm and the Company. After reviewing the letter and discussing it with management, the Committee discussed with Ernst & Young LLP its overall relationship with the Company and any of those relationships described in the letter that could impact Ernst & Young LLP's objectivity and independence. Based on its continued monitoring activities and year-end review, the Committee has satisfied itself as to Ernst & Young LLP's independence. Ernst & Young LLP also has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the Federal securities laws and within the requirements of Independence Standard Board (ISB) Standard No. 1, Independence Discussion with Audit Committees.

      The Committee also discussed with management, the Company's internal auditors and its independent registered public accounting firm, the quality and adequacy of the Company's internal controls and the internal audit function's management, organization, responsibilities, budget and staffing. The Committee reviewed with both the independent registered public accounting firm and the internal auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent registered public accounting firm all matters required by auditing standards generally accepted in the United States of America, including those described in SAS 61, "Communication with Audit Committees." With and without management present, the Committee discussed and reviewed the results of the independent registered public accounting firm's examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2004, with management and the independent registered public accounting firm. Management has the responsibility for the preparation and integrity of the Company's financial statements and the independent registered public accounting firm has the responsibility for the examination of those statements. Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee also reappointed Ernst & Young LLP as the Company's independent registered public accounting firm subject to shareholder ratification of such appointment.

                                                  AUDIT COMMITTEE:
                                                  Richard W. Roedel, Chairperson
                                                  Marisa E. Pratt
                                                  V. William Hunt

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

      The following table discloses for the periods presented the compensation for the person who served as our Chief Executive Officer and for each of our other executive officers (not including the Chief Executive Officer) whose total individual compensation exceeded $100,000 for our fiscal year ended December 31, 2004 (the "Named Executives").

                                                                                 Long-Term Compensation
                                             Annual Compensation                          Awards
                                       --------------------------------  ---------------------------------------
                                                           Other Annual              Securities
                                                           Compensation  Restricted  Underlying     All Other
  Name and Principal Position    Year   Salary    Bonus        (1)         Stock     Options(2)  Compensation(6)
-------------------------------  ----  --------  --------  ------------  ----------  ----------  ---------------
Robert J. Laikin                 2004  $670,000  $672,500  $   6,500           -      100,000       $  5,872
Chairman of the Board and        2003  $600,000  $600,000  $   6,000           -            -       $    420
Chief Executive Officer          2002  $450,000  $225 000  $   5,500           -      298,927              -

J. Mark Howell                   2004  $410,000  $228,750  $   6,500           -       50,000       $  2,760
President                        2003  $400,000  $300,000  $   3,000           -            -       $    378
                                 2002  $325,000  $162,500  $   5,500           -      177,855       $    537

Frank Terence                    2004  $410,000  $203,750  $   3,117           -       50,000       $  3,850
Executive Vice President, Chief  2003  $350,000  $262,500  $   3,500           -            -       $    420
Financial Officer and Treasurer  2002  $181,278  $ 97,994  $ 182,578(4)        -      241,070       $    400

Steven E. Fivel                  2004  $335,000  $170,625  $   5,942           -       50,000       $  3,045
Executive Vice President,        2003  $325,000  $243,750  $   5,188           -                    $    420
General                          2002  $275,000  $137,500  $   5,500           -      138,213       $    597
Counsel and Secretary

Lisa M. Kelley(3)                2004  $204,500  $143,375  $  34,428(5)   12,000(7)    20,000       $  2,343
Senior Vice President, Chief     2003  $100,000  $ 75,000  $  11,287(5)        -       22,500       $    378
Accounting Officer and                                                                      -              -
Controller                       2002                              -           -            -              -

(1) Except as otherwise noted below, represents our matching contributions to the respective employee's 401(k) accounts and includes immaterial refunds of less than $5,000 per year from the 401(k) Plan paid in 2004, 2003 and 2002, relating to ERISA compliance testing for the years 2003, 2002 and 2001. Also includes payments received by the executive officers named above pursuant to the offer to exchange certain stock options that we made to our employees and directors during 2001.

(2) All option amounts and exercise prices have been adjusted to give retroactive effect to a one for seven reverse split of our Common Stock effected in June 2002 and the three for two stock splits of our Common Stock effected in August and October of 2003.

(3)   Ms. Kelley joined the Company in July 2003.

(4) Represents amounts paid for Mr. Terence's moving and relocation costs during 2002.

(5) Represents amounts paid for Ms. Kelley's moving and relocation costs during 2004 and 2003.

(6) Includes expenses associated with company provided physical examinations in 2004.

(7) Represents a grant of 12,000 Restricted Stock Units ("RSUs") awarded as Other Stock Based Awards under the Company's 2004 Long-Term Incentive Plan (the "Plan"). Each RSU represents a contingent right to receive one share of Brightpoint common stock. The RSUs vest in three equal annual installments beginning on August 13, 2005, subject to, and in accordance with the RSU agreement between the Company and Ms. Kelley. There are no performance criteria associated with the vesting of these RSUs. Ms. Kelley has no rights as a shareholder of the Company with respect to the RSUs, including the right to vote and receive dividends and other distributions (except for adjustments if the number of outstanding shares of common stock is changed as a result of a stock dividend, stock split or the like without additional consideration to the Company), until delivery of certificates representing shares of common stock in satisfaction of the RSUs. The dollar value of this award on the date of grant, August 13, 2004, was $155,040.

OPTION GRANTS IN LAST FISCAL YEAR

      The following table provides information with respect to individual stock options granted to each of the Named Executives during fiscal 2004:

                                                                       POTENTIAL REALIZABLE VALUE
                              % OF TOTAL                               AT ASSUMED ANNUAL RATES OF
                   SHARES       OPTIONS                                 STOCK PRICE APPRECIATION
                 UNDERLYING    GRANTED TO   EXERCISE                     FOR OPTION TERM ($) (2)
                  OPTIONS     EMPLOYEES IN    PRICE                    --------------------------
    NAME         GRANTED (1)  FISCAL YEAR    ($/SH)   EXPIRATION DATE     5%               10%
---------------  -----------  ------------  --------  ---------------  --------        ----------
Robert Laikin      100,000       21.55%      $17.58       2/20/09      $485,703        $1,073,277

J. Mark Howell      50,000       10.78%      $17.58       2/20/09      $242,851        $  536,638

Frank Terence       50,000       10.78%      $17.58       2/20/09      $242,851        $  536,638

Steven E. Fivel     50,000       10.78%      $17.58       2/20/09      $242,851        $  536,638

Lisa M. Kelley      20,000        4.31%      $17.58       2/20/09      $ 97,141        $  214,655

(1) The options were granted under our 1994 Stock Option Plan. The options are exercisable as to one-third of the shares covered thereby on the first, second and third anniversaries of the date of grant. Does not include a grant of 12,000 Restricted Stock Units ("RSUs") awarded to Ms. Kelley as Other Stock Based Awards under the Company's 2004 Long-Term Incentive Plan. See footnote (7) to the Summary Compensation Table for a description of the RSUs.

(2) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming our Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning each exercise of stock options by each of the Named Executives during the fiscal year ended December 31, 2004, and the value of unexercised stock options held by the Named Executives as of December 31, 2004:

                                                        NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                              SHARES                    UNEXERCISED OPTIONS AT DECEMBER    IN-THE-MONEY OPTIONS AT
                           ACQUIRED ON                               31, 2004               DECEMBER 31, 2004 (1)
                             EXERCISE   VALUE REALIZED  -------------------------------  --------------------------
      NAME                                              EXERCISABLE       UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-------------------------  -----------  --------------  -----------       -------------  -----------  -------------
Robert J. Laikin.........          -              -       114,636           199,642      $ 1,699,954  $   1,783,694
J. Mark Howell...........          -              -        94,638           109,285      $ 1,216,650  $   1,049,962
Frank Terence............     32,142       $348,966        48,214           130,356      $   790,280  $   1,436,398
Steven E. Fivel..........          -              -        74,193            96,071      $   791,346  $     829,196
Lisa M. Kelley...........      4,000       $ 41,812         3,500            47,000 (2)  $    49,606  $     486,275

(1) Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the year-end market value of the Common Stock.

(2) Includes 12,000 unexercisable Restricted Stock Units ("RSUs") for Ms. Kelley. See footnote (7) to the Summary Compensation Table for a description of the RSUs.

DIRECTOR COMPENSATION

-     2004 Board of Directors Compensation

      For the fiscal year ended December 31, 2004, our non-employee directors ("Independent Directors") received annual cash compensation of $50,000 for services rendered in their capacity as Board members. In addition, the Lead Independent Director, the Corporate Governance and Nominating Committee Chairperson, the Compensation and Human Resources Committee Chairperson and the Audit Committee chairperson were entitled to receive $100,000, $20,000, $20,000 and $35,000 for services rendered in those roles. Our Lead Independent Director declined the receipt of $50,000 of annual compensation for the fiscal year ended December 31, 2004. Members of the Audit Committee received annual payments of $10,000, for services rendered in their capacity as committee members.

      In 2004 we adopted, and shareholders approved, an Amended and Restated Independent Director Stock Compensation Plan (the "Director Stock Compensation Plan") pursuant to which 900,000 shares of Common Stock are reserved for issuance to non-employee directors. Pursuant to the Director Stock Compensation Plan, subject to certain exceptions and the satisfaction of certain conditions, a minimum of 30% of our Independent Director's annual board compensation (but not committee compensation) for 2004 was paid in the form of shares of our restricted Common Stock (this percentage has been increased to 50% in 2005). In 2004 an aggregate of 29,126 restricted shares of Common Stock were granted to Independent Directors under the Director Compensation Plan.

      We have adopted a Non-Employee Director Stock Option Plan (the "Director Plan") pursuant to which 301,338 shares of Common Stock are reserved for issuance to non-employee directors. The Director Plan terminated on April 7, 2004 and no additional option grants will be issued thereunder. Effective as of December 31, 2002, the Board determined to suspend all future grants of options under the Director Plan. All of the options that were granted under the Director Plan were granted at fair market value on the date of grant and are exercisable as to all of the shares covered thereby commencing one year from the date of grant.

-     2005 Board of Directors Compensation

      The Board of Directors, based upon the recommendation of the Corporate Governance and Nominating Committee of the Board, approved the following compensation payable to those persons who serve as Independent Directors of the Company (determined in accordance with the Company's Corporate Governance Principles), other than the Lead Independent Director, for 2005: (1) a $50,000 cash retainer; (2) 2,000 restricted shares of the Company's common stock which shall constitute "Annual Awards" under the Director Stock Compensation Plan; and
(3) additional equity compensation equal to the difference resulting from subtracting the value of the 2,000 Annual Awards referred to in (2) above from $50,000, provided that such compensation is taken in the form of restricted stock as "Elective Awards" under the Plan. The 2005 board compensation for Independent Directors, other than the Lead Independent Director, is the same as in 2004, except for the additional equity compensation described in (3) above.

      The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, approved the following compensation to be received by the Company's Lead Independent Director for 2005; (1) a $100,000 cash retainer;
(2) 2,000 restricted shares of the Company's common stock which shall constitute Annual Awards under the Director Stock Compensation Plan; and (3) additional equity compensation equal to the difference obtained by subtracting the value of the 2,000 Annual Awards referred to in (2) above from $100,000, provided that such compensation is taken in the form of restricted stock as Elective Awards under the Director Stock Compensation Plan. The 2005 compensation that the Lead Independent Director is entitled to receive is the same as in 2004, except for the additional equity compensation described in (3) above.

      In 2005 the additional compensation to be received by the Corporate Governance and Nominating Committee chairperson, the Compensation and Human Resources Committee chairperson and Audit Committee chairperson for services to be rendered by them in those capacities will remain the same as in 2004. In addition, the annual payments to be made to members of the Audit Committee for services rendered in their capacity as Audit Committee members will remain the same.

      The Board of Directors of the Company, upon the recommendation the Corporate Governance and Nominating Committee, also amended the "Required Share Condition" under the Company's Corporate Governance Principles, and thereby the Director Stock Compensation Plan, to increase the percentage of annual board compensation an Independent Director must receive in restricted stock, subject to the exceptions set forth below, from 30% to 50%. Under the Director Stock Compensation Plan, Elective Awards are required to be received in the form of restricted shares of the Company's common stock unless the director to receive the Elective Award has holdings of Company common stock that meet the "Threshold Amount" as defined in the Director Stock Compensation Plan, in which case the director can elect to receive the additional compensation in cash or a combination of cash and restricted shares of the Company's common stock.

EXECUTIVE OFFICER EMPLOYMENT AND SEVERANCE AGREEMENTS

      -     AMENDMENTS TO EMPLOYMENT AND SEVERANCE AGREEMENTS

      The employment agreements in effect as of December 31, 2004 for Messrs. Laikin Howell and Fivel are described below in the section entitled "Employment and Severance Agreements". These agreements were amended on April 7, 2005 in connection with changes to the employment and compensation arrangements for these executives; these changes establish retention incentives and limit the amount of severance pay the individuals may receive.

      On April 7, 2005, we entered into amendments to the employment agreements for Messrs. Laikin, Howell and Fivel. Pursuant to these amendments we codified the previously agreed annual base compensation for Mr. Laikin ($705,000), Mr. Howell ($405,000) and Mr. Fivel ($350,000). In addition, severance and change of control caps ("Severance Caps") were implemented with respect to the total value of the severance payments due if (i) in breach of the applicable employment agreement, we terminate the employee's employment other than for disability or Cause, or (ii) the employee terminates his employment for Good Reason. Any accelerated vesting of annual equity awards upon a Change in Control will also count toward, and be subject to, the Severance Cap (the total of the severance payments and accelerated vesting the "Severance Total"). Pursuant to the Severance Caps, the Severance Total may not exceed $9 million for Mr. Laikin, $4.5 million for Mr. Howell and $2.25 million for Mr. Fivel. Any gross-up payment designed to cover extra income or excise taxes owed by the employee if the severance payments or benefits paid are deemed to constitute "parachute payments" as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, and any acceleration of the restricted stock granted to the employees on April 7, 2005, will not count toward or be subject to the Severance Cap. Other than as set forth above, the employment agreements for Messrs. Laikin, Howell and Fivel, remain the same as they were as of December 31, 2004, and are described below in the section entitled "Employment and Severance Agreements".

      In addition, on April 7, 2005, we entered into Supplemental Retirement Benefit Agreements ("Retirement Agreements") with each of Messrs. Laikin, Howell and Fivel. The Retirement Agreements provide that we will implement a supplemental retirement benefit providing each executive with a single-life annuity. The benefit is expressed as the annual payment per a single-life annuity commencing at age 62, with such annual payment equal to a certain percentage of average base salary and bonus based on the Executive's final five years of work, with such percentage not to be greater than 50%. If the executive's employment is terminated other than for Cause, a discounted annual single-life annuity benefit would commence being paid to Mr. Laikin at age 50, to Mr. Howell at age 53 and to Mr. Fivel at age 55, or upon termination if that event occurs after the respective age. If the executive is terminated for Cause, then the benefit would not commence until age 62.


      Assuming annual salary increases of 5% per year, the anticipated payments pursuant to the Retirement Agreements would be approximately $500,000 per year to Mr. Laikin commencing at age 50, $344,000 per year to Mr. Howell commencing upon age 53 and $229,000 per year to Mr. Fivel commencing upon age 55. Payment under the Retirement Agreements is contingent upon termination of service.

      -     EMPLOYMENT AND SEVERANCE AGREEMENTS

      We have entered into five-year "evergreen" employment agreements with each of Messrs. Laikin and Howell, which are automatically renewable for successive one-year periods and provide for an annual base compensation of $705,000 and $420,000 respectively, and such bonuses as the Board of Directors may from time to time determine. If we provide the employee with notice that we desire to terminate the agreement or terminate the agreement without cause, there is a final five-year term commencing on the date of such notice. The employment agreements provide for employment on a full-time basis and contain a provision that the employee will not compete or engage in a business competitive with our business during the term of the employment agreement and for a period of two years thereafter. The employment agreements also provide that if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, as defined, the employee will be entitled to receive severance pay equal to the highest of (a) $2,250,000 for Mr. Laikin and $1,625,000 for Mr. Howell or (b) five times the total compensation (including salary, bonus and the value of all perquisites) received from us during the twelve months prior to the date of termination. If after or as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, the employee will be entitled to receive severance pay equal to ten times the total compensation (including salary, bonus, the value of all perquisites and the value of all stock options granted to the employee) received from us during the twelve months prior to the date of termination. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, we terminate the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable. For purposes of such agreements, a "change of control" shall be deemed to occur, unless previously consented to in writing by the respective employee, upon (i) individuals who constituted our then current Board of Directors ceasing to constitute a majority of the Board of Directors, (ii) subject to certain specified exceptions, the acquisition of beneficial ownership of 15% or more of our voting securities by any person or entity not affiliated with the respective employee or us, (iii) the commencement of a proxy contest against management for the election of a majority of our Board of Directors if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of our voting securities, (iv) the consummation under certain conditions by us of a reorganization, merger or consolidation or sale of all or substantially all of our assets to any person or entity not affiliated with the respective employee or us, or (v) our complete liquidation or dissolution.

      In addition, we have entered into a three-year "evergreen" employment agreement with Mr. Fivel, which is automatically renewable for successive one-year periods and provides for an annual base compensation of $350,000, and such bonuses as the Board of Directors may from time to time determine. If we provide the employee with notice that we desire to terminate the agreement without Cause, there is a final three-year term commencing on the date of such notice. The employment agreement provides otherwise for substantially the same terms as the employment agreements described above, except that if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, as defined, the employee will be entitled to receive the highest of (a) $825,000 or
(b) three times the total compensation (including salary, bonus and the value of all perquisites ) received from us during the twelve months prior to the date of termination. If after or as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, the employee will be entitled to receive severance pay equal to six times the compensation (including, salary, bonus, and the value of all perquisites and the value of all stock options granted to the employee) received or earned from us during the twelve months prior to the date of termination. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, we terminate the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable. We have also entered into a three-year "evergreen" employment agreement with Mr. Terence on April 22, 2002, which is automatically renewable for successive one-year periods and provides for an annual base compensation of $410,000 and such bonuses as the Board of Directors may from time to time determine. The employment agreement provides for employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with our business during the term of the employment agreement and for a period of two years thereafter. The employment agreement also provides that if the employee's employment is terminated by the employee, without Good Reason, as defined, within 12 months after a "change of control," or if prior to and not as a result of a change of control, the employee's employment is terminated either by the employee for Good Reason or by us other than for disability or Cause, as defined, the employee will be entitled to receive severance pay equal to three times the total compensation (including salary, bonus and the value of all perquisites) received from us during the twelve months prior to the date of termination. For purposes of such agreement, a "change of control" shall be deemed to occur, unless previously consented to in writing by the employee, upon
(i) individuals who constituted our then current Board of Directors ceasing to constitute a majority of the Board of Directors, (ii) subject to certain specified exceptions, the acquisition of beneficial ownership of 15% or more of our voting securities by any person or entity not affiliated with the respective employee or us, (iii) the commencement of a proxy contest against management for the election of a majority of our Board of Directors if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of our voting securities, (iv) the consummation under certain conditions by us of a reorganization, merger or consolidation or sale of all or substantially all of our assets to any person or entity not affiliated with the respective employee or us, or (v) our complete liquidation or dissolution. In addition, (a) upon the occurrence of a change of control, (b) if in breach of the agreement, we terminate the employee's employment other than for disability or Cause, or (c) if the employee terminates his employment for Good Reason at any time, the vesting of all options granted to the employee will be accelerated so that the options become immediately exercisable.

      We have also entered into a one-year "evergreen" employment agreement with Ms. Kelley on June 9, 2003, which is automatically renewable for successive one-year periods and provides for an annual base compensation of $225,000, subject to any increase at the Company's discretion. She is also entitled to such other discretionary cash bonuses and other compensation as the Company may from time to time determine, provided that any discretionary bonus cannot exceed 50% of her base compensation. The employment agreement provides for employment on a full-time basis and contains a provision that the employee will not compete or engage in a business competitive with our business during the term of the employment agreement and for a period of one year thereafter. The employment agreement also allows the employee to terminate the agreement upon at least thirty (30) days prior written notice and provides that if the employee's employment is terminated by the employer other than due to death, disability or for Cause, as defined, the employee shall be entitled to receive severance pay equal to 12 months of her annual base salary, any earned but unpaid bonus and reimbursement of certain business expenses. Moreover, upon a "change of control," if the employee's employment is terminated by us other than for death, disability or Cause, as defined, the employee will be entitled to an acceleration of the vesting of any unvested stock options held by her, which shall then remain exercisable for not less than 180 days. For purposes of such agreement, a "change of control" shall be deemed to occur, unless previously consented to in writing by the employee, upon (i) individuals who constituted our then current Board of Directors ceasing to constitute a majority of the Board of Directors, (ii) subject to certain specified exceptions, the acquisition of beneficial ownership of 15% or more of our voting securities by any person or entity not affiliated with the respective employee or us, (iii) the commencement of a proxy contest against management for the election of a majority of our Board of Directors if the group conducting the proxy contest owns, has or gains the power to vote at least 15% of our voting securities, (iv) the consummation under certain conditions by us of a reorganization, merger or consolidation or sale of all or substantially all of our assets to any person or entity not affiliated with the employee or us, or
(v) our complete liquidation or dissolution.

2005 BONUS PLAN

      The Compensation and Human Resources Committee also established a 2005 bonus program for the Company's executive officers, including its Chief Executive Officer, which is based upon certain pre-established targets for: (i) income from continuing operations (up to 50%), (ii) return on invested capital (up to 20%), and (iii) certain strategic objectives approved by the Committee (up to 30%). If all of these targets are reached, Mr. Laikin, the Company's Chief Executive Officer, will receive a cash bonus equal to 100% of his base salary and each of the other executive officers will receive a cash bonus equal to 50% of their respective base salaries as a bonus. If only certain of the targets are reached then the executive officers, including the Chief Executive Officer, would be entitled to receive the corresponding percentage of their potential bonus under the program. The Compensation and Human Resources Committee retains discretion to increase an award based on individual and Company performance.

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation and Human Resources Committee (the "Committee"), subject to the approval of the Board of Directors, determines the compensation of the Company's executive officers, including the Chief Executive Officer, and oversees the administration of all executive compensation programs. As noted above, the compensation policy of the Company is determined by the Compensation and Human Resources Committee, which periodically reviews trends in compensation practices. The executive compensation policy for the Company was reviewed and approved during 2004 as follows:

      Brightpoint offers executive compensation programs that align individuals' financial incentives with our strategic direction and corporate values. Our programs are designed to attract and retain key talent needed to manage our business and enhance shareholder value. Our executive compensation program includes cash (base pay and short term incentive) and non-cash (equity based long term incentive) components. These programs aim to provide our executives with:

            - Base pay in the aggregate at the median of the relevant external market comparator group,

            - An opportunity for total cash to significantly exceed the market median when exceptional individual and business performance is achieved, and

            - Equity to ensure alignment of individual performance with the Company's long-term business objectives.

      To put this policy into practice, the Committee reviews total compensation survey data provided by independent consultants. In 2004 the Committee updated the external comparator data in order to focus on those companies which either participate in the Company's industry, or operate in a related industry and are of a comparable size and scope of operations. The Committee has reviewed all components of compensation of the Company's executives, including that of the Chief Executive Officer, and conducted all of its deliberations and made its determinations directly in keeping with both our stated compensation policy as above and with this external comparator data.

      Base Salary. The base salaries of the Company's executives, including the Chief Executive Officer, are determined taking into account the median of the comparator data set which reflects the external labor market for comparable positions, and by relative individual job performance. An executive's salary will also vary within this framework based on responsibilities, experience, and leadership behaviors. A relatively greater emphasis is placed on the variable (short and long term incentive) components of compensation so as to put a greater portion of total pay "at risk" based on Company and individual performance. Fiscal 2004 and previous base salary data for the Company's Named Executives is shown in the "Summary Compensation Table" on page 13.

      Short Term Incentives - Bonuses. Bonuses for the Company's executive officers, including the Chief Executive Officer, in 2004 were awarded based on predetermined targets and metrics related to the Company's income from continuing operations, return on invested capital, and key strategic objectives. In addition, the Committee awarded to the executive officers, including the Chief Executive Officer, additional ("Discretionary") bonuses based on the Company's performance. The total bonuses awarded to the Company's executive officers with respect to fiscal 2004 are set forth in the "Summary Compensation Table" on page 13.

      Long Term Incentives - Equity (Stock Options and Restricted Stock). These equity awards under the Company's Long-Term Incentive Plan or other stock option plans are intended to align the interests of the executives with those of the Company's shareholders. The size and grant of actual awards during 2004 was determined by the Compensation and Human Resources Committee, taking into account Company performance and total compensation comparator data using the data set referred to above. The current share ownership for all executive officers is shown in "Voting Security Ownership of Certain Beneficial Owners and Management" on page 23.


                                     COMPENSATION AND HUMAN RESOURCES COMMITTEE:
                                     Eliza Hermann, Chairperson
                                     Jerre L. Stead
                                     Stephen H. Simon
                                     Robert F. Wagner

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During the fiscal year ended December 31, 2004, our Board of Directors, which currently includes Mr. Laikin, neither modified nor rejected any recommendations of the Compensation and Human Resources Committee. Also during the fiscal year ended December 31, 2004, none of our executive officers served on the board of directors or the compensation committee of any other company any of whose executive officers serve on our Board of Directors or our Compensation and Human Resources Committee.

                             STOCK PERFORMANCE GRAPH

      The following line graph compares, from December 31, 1999 through December 31, 2004, the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the stocks comprising the NASDAQ Market Value Index and the Coredata Group Index (previously known as the Media General Financial Services Electronics Wholesale Industry Group Index) ("Coredata Group Index"). The comparison assumes $100 was invested on December 31, 1999 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of all cash dividends, if any, paid on such securities. The Company has not paid any cash dividends and, therefore, the cumulative total return calculation for the Company is based solely upon share price appreciation and not upon reinvestment of cash dividends. Historical share price is not necessarily indicative of future stock price performance.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                       12/31/99  12/31/00  12/31/01  12/31/02  12/31/03  12/31/04
                       --------  --------  --------  --------  --------  --------
BRIGHTPOINT, INC.       100.00    26.67     23.92      8.60      42.20     47.81
COREDATA GROUP IINDEX   100.00    76.58     75.77     56.99      76.87     94.99
NASDAQ MARKET INDEX     100.00    62.85     50.10     34.95      52.55     56.97

                          VOTING SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date, based on information obtained from the persons named below, (i) by each person known by us to own beneficially more than five percent of our Common Stock, (ii) by each of the Named Executives, (iii) by each of our directors, and (iv) by all of our executive officers and directors as a group:

                                               AMOUNT AND
                                                NATURE OF     PERCENTAGE OF
                                               BENEFICIAL      OUTSTANDING
 NAME AND ADDRESS OF BENEFICIAL OWNER (1)     OWNERSHIP (2)   SHARES OWNED
-------------------------------------------   -------------   -------------
Timothy S. Durham (3)......................     1,094,290           6.1
Barclays Global Investors, NA (4)..........     1,063,998           6.0
LSV Asset Management (5)...................     1,019,845           5.7
Robert J. Laikin (6).......................       272,613           1.5
J. Mark Howell (7).........................       130,602             *
Frank Terence (8)..........................       113,094             *
Steven E. Fivel (9)........................        71,765             *
Lisa M. Kelley (10)........................        14,441             *
Jerre L. Stead (11)........................        36,889             *
Richard W. Roedel (12).....................        28,466             *
Robert F. Wagner (13)......................        14,185             *
Stephen H. Simon (14)......................        13,210             *
V. William Hunt (15).......................         9,152             *
Catherine M. Dalton (16)...................         9,000             *
Marisa K. Pratt (17).......................         6,997             *
Eliza Hermann (18).........................         6,966             *

All executive officers and directors
as a group (fourteen persons) (19).........       727,380           4.0

----------------------

*     Less than 1%.

(1) The address for each of such individuals, unless specified otherwise in a subsequent footnote, is in care of Brightpoint, Inc., 501 Airtech Parkway, Plainfield, Indiana 46168.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the Record Date have been exercised. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based solely on a joint Schedule 13D filed with the United States Securities and Exchange Commission by Timothy S. Durham, Diamond Investments, LLC, Henri B. Najem, Jr., Shelley Najem, Jeffrey Osler, Neil Lucas, James F. Cochran, Jonathon B. Swain, Dr. Charles Durham, Mitza Durham and Shannon Frantz. The address of Mr. Durham is 111 Monument Circle, Suite 4800, Indianapolis, Indiana 46204.

(4) Based solely on a Schedule 13G filed with the United States Securities and Exchange Commission by Barclays Global Investors, NA. The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, CA 94105.

(5) Based solely on a Schedule 13G filed with the United States Securities and Exchange Commission by LSV Asset Management. The address of LSV Asset Management is 1 N. Wacker Drive, Suite 4000, Chicago, IL 60606.

(6) Includes 172,612 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 100,000 shares owned by Mr. Laikin. Includes 1 share allocated from the Brightpoint, Inc. 1999 Employee Stock Purchase Plan ("ESPP"). Does not include options to purchase 192,966 shares. Does not include 18,700 Restricted Stock Units.

(7) Includes 119,936 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 10,500 shares owned by J. Mark Howell and 166 shares allocated from the 401(k). Does not include options to purchase 96,533 shares. Does not include 9,300 Restricted Stock Units.

(8) Includes 97,023 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 8,037 shares owned by Mr. Terence and 8,034 shares held by the Frank Terence and Katrina Marie Terence Trust of October 31, 2001. Mr. Terence and his spouse are trustees of this trust, which is for the benefit of his minor child. Does not include options to purchase 106,647 shares. Does not include 9,200 Restricted Stock Units.

(9) Includes 68,897 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 2,569 shares owned by Mr. Fivel. Includes 217 shares allocated from the ESPP and 82 shares allocated from the 401(k). Does not include options to purchase 92,333 shares. Does not include 8,200 Restricted Stock Units.

(10) Includes 10,167 shares underlying options which are exercisable within 60 days of the Record Date. Includes 4,000 shares owned by Ms. Kelley. Includes 274 shares allocated from the ESPP. Does not include shares underlying 35,233 options. Does not include 14,600 Restricted Stock Units.

(11) Includes (i) 29,250 shares beneficially owned by Mr. Stead, which shares are owned of record by JMJS Group LLP, (ii) 3,639 shares underlying options, which are exercisable within 60 days of the Record Date, and
      (iii) 4,000 shares of restricted stock granted under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(12) Includes 22,500 shares underlying options, which are exercisable within 60 days of the Record Date. Includes 1,000 shares owned by Mr. Roedel and 4,966 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(13) Includes 1,142 shares underlying options, which are exercisable within 60 days of the Record Date. Includes (i) 8,000 shares held by Robert F. Wagner and Patricia D. Wagner, (ii) 78 shares held in a joint account by Mr. Wagner and his emancipated son, of which shares Mr. Wagner disclaims beneficial ownership, and (iii) 4,966 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(14) Includes (i) 1,607 shares owned by Mr. Simon, (ii) 5,944 shares underlying options, which are exercisable within 60 days of the Record Date, and
      (iii) 5,609 shares of restricted stock under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(15) Represents 2,000 shares and 7,152 shares of restricted stock owned by Mr. Hunt under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(16) Represents 5,000 shares and 4,000 shares of restricted stock owned by Ms. Dalton under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(17) Represents 31 shares and 6,966 shares of restricted stock owned by Ms. Pratt under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(18) Represents 6,966 shares of restricted stock owned by Ms. Hermann under the Company's Amended and Restated Director Stock Compensation Plan, which are subject to forfeiture as set forth in the Plan.

(19) Includes an aggregate of 501,860 shares underlying options, which are exercisable within 60 days of the Record Date, including those listed in notes (6) through (18), above. Does not include options to purchase an aggregate of 523,712 shares. Does not include 60,000 Restricted Stock Units.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to us with respect to our most recent fiscal year, we believe that all required reports were filed on a timely basis.

EQUITY COMPENSATION PLANS

   THE FOLLOWING TABLE PROVIDES CERTAIN INFORMATION WITH RESPECT TO ALL OF THE
     COMPANY'S EQUITY COMPENSATION PLANS IN EFFECT AS OF DECEMBER 31, 2004.

                                                                                           Number of securities
                                                                                         remaining available for
                                           Number of securities to   Weighted-average     issuance under equity
                                           be issued upon exercise   exercise price of     compensation plans,
                                           of outstanding options   outstanding options   excluding securities
                                                 and rights             and rights       reflected in column (a)
Plan Category                                        (a)                    (b)                    (c)
-----------------------------------------  -----------------------  -------------------  -----------------------
Amended and Restated Independent Director
Stock Compensation Plan (approved by
security holders) (1)                                 29,126                      -                    870,874

Equity compensation plans approved by
security holders: (2004 Long-Term
Incentive Plan, 1994 Stock Option Plan
and Non-Employee Director Stock Option
Plan) (2)                                          1,151,290                $  8.83                  1,488,000

Equity compensation plans not approved by
security holders (3) :
(1996 Stock Option Plan)                             486,480                $ 10.95                    148,622
                                                   ---------                -------                  ---------
Total                                              1,666,896                $  9.47                  2,507,496
                                                   =========                =======                  =========

(1) Represents 29,126 shares of restricted stock granted, and 870,874 shares of restricted stock which remain eligible for grant, as initial, annual or elective awards pursuant to the terms of the Company's Amended and Restated Independent Director Stock Compensation Plan.

(2) The 1994 Plan has 1,111,654 shares issued at an average of $9.00 a share. There are no remaining shares available for issue. The Non-Employee Director Plan has 27,636 shares issued at an average of $2.10 a share. There are no remaining shares available for issue. The 2004 Long-Term Incentive Plan has 12,000 Restricted Stock Units issued, which were granted as other stock based awards under the Plan. There are 1,488,000 shares available for issuance. Under the 2004 Plan the Company may issue stock options, performance units, restricted shares, deferred stock, or other stock-based awards.

(3) Represents the aggregate number of shares of common stock issuable upon exercise of arrangements with option holders granted under our 1996 Stock Option Plan. These options are 5 to 10 years in duration, expire at various dates between January 20, 2005 and January 23, 2014, contain anti-dilution provisions providing for adjustments of the exercise price under certain circumstances and have termination provisions similar to options granted under shareholder approved plans. See Note 14 to the Consolidated Financial Statements included in the Company's Form 10-K for the year ended December 31, 2004 for a description of the 1996 Stock Option Plan.

                              CERTAIN TRANSACTIONS

      We utilize the services of a third party for the purchase of corporate gifts, promotional items and standard personalized stationery. Mrs. Judy Laikin, the mother of Robert J. Laikin, our Chief Executive Officer, was the owner of this third party until June 1, 2000 and is an independent consultant to this third party. We purchased approximately $86,052 and $63,321 of services and products from this third party during 2004 and 2003. We believe that these purchases were made on terms no less favorable to us than we could have obtained from an unrelated party.

      During the fiscal years ended December 31, 2004 and 2003, we paid to an insurance brokerage firm, for which the father of Robert J. Laikin acts as an independent insurance broker, $205,000 and $225,415, respectively, in service fees. In addition, we pay certain insurance premiums to the insurance brokerage firms, which premiums were forwarded to our respective insurance carriers. We believe these services were purchased on terms no less favorable to us than we could have obtained from an unrelated party.

      Our Articles of Incorporation and By-laws provide that we indemnify our officers and directors to the extent permitted by law. In connection therewith, we entered into indemnification agreements with our executive officers and directors. In accordance with the terms of these agreements we have reimbursed certain of our former executive officers and intends to reimburse our officers and directors for their legal fees and expenses incurred in connection with certain pending litigation and regulatory matters. We did not make any such reimbursement payments during 2004.

                                   PROPOSAL II

   RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                      FIRM

      The Company has engaged Ernst & Young LLP ("E&Y") as its independent registered public accounting firm since October 1994. E&Y reported on the financial statements of the Company for the fiscal year ended December 31, 2004 and the Audit Committee of the Board of Directors has appointed E&Y to audit and report on the financial statements of the Company for the year ending December 31, 2005. Although shareholder approval of the appointment of E&Y is not required by law, the Board of Directors believes that it is advisable to give shareholders an opportunity to ratify this appointment. Furthermore, although the appointment of E&Y is being submitted for shareholder ratification, the Audit Committee reserves the right, even after ratification by shareholders, to change the appointment of E&Y as auditors, at any time during the 2005 fiscal year, if it deems such change to be in the best interests of the Company. Representatives of E&Y will be present at the Annual Meeting.

      Audit Fees. The aggregate fees for professional services rendered by E&Y for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, the review of the financial statements included in the Company's Forms 10-Q for 2004 and 2003, audit of internal control over financial reporting and statutory audits of foreign subsidiaries totaled $1,543,853 and $1,041,515, respectively.

      Audit-Related Fees. The aggregate fees for assurance and related services by E&Y that are related to the performance of the audit or review of the Company's financial statements, for the years ended December 31, 2004 and 2003, and that are not disclosed in the paragraph captioned "Audit Fees" above, were $155,499 and $53,820, respectively. The services performed by E&Y in connection with these fees consisted of employee benefit plan audits and internal controls consultation.

      Tax Fees. The aggregate fees for professional services rendered by E&Y for tax compliance, for the years ended December 31, 2004 and 2003, were $237,000 and $281,000, respectively. The aggregate fees billed by E&Y for professional services rendered for tax advice and tax planning, for the years ended December 31, 2004 and 2003, were $137,000 and $215,050, respectively. The services performed by E&Y in connection with these advisory and planning fees consisted of the following: tax audits and consultation regarding various tax issues.

      All Other Fees. There were no fees for products and services by E&Y, other than the services described in the paragraphs captioned "Audit Fees", "Audit-Related Fees", and "Tax Fees" above for the years ended December 31, 2004 and 2003.

      The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by E&Y in 2004. The Audit Committee's pre-approval policy is as follows: Consistent with the Audit Committee's responsibility for engaging our independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. All requests or applications for services to be provided by the independent registered public accounting firm that do not require specific approval by the Audit Committee will be submitted to the Chief Financial Officer and must include a detailed description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditor. Request or applications to provide services that require specific approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditor and the Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Securities and Exchange Commission's rules on auditor independence. The Audit Committee has designated the Vice President of Internal Audit to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this policy. The Vice President of Internal Audit will report to the Audit Committee on a periodic basis on the results of its monitoring. The Vice President of Internal Audit and management will immediately report to the chairman of the Audit Committee any breach of this policy that comes to the attention of the Vice President of Internal Audit or any member of management. The Audit Committee will also review the internal auditor's annual internal audit plan to determine that the plan provides for the monitoring of the independent auditor's services. Pursuant to these procedures the Audit Committee approved the foregoing audit and permissible non-audit services provided by E&Y in 2004.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

                  SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Shareholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Shareholders for its fiscal year ending December 31, 2005 to be held in the year 2006 must submit the proposal in proper form to the Secretary of the Company at its address set forth on the first page of this Proxy Statement (or such other address as then constitutes its executive offices) not later than December 13, 2005 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Such proposals must be presented in a manner consistent with the Company's By-Laws and applicable laws. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company at 501 Airtech Parkway, Plainfield, Indiana 46168. Under the Company's Corporate Governance Principles Nominees for Directors should be sent to the Company's Lead Independent Director at: board.directors@brightpoint.com.

      If a shareholder submits a proposal after the December 13, 2005 deadline but still wishes to present the proposal at the Company's Annual Meeting of Shareholders (but not in the Company's proxy statement) for the fiscal year ending December 31, 2005, the proposal, which must be presented in a manner consistent with the Company's By-Laws and applicable law, must be submitted to the Secretary of the Company in proper form at the address set forth above no later than February 27, 2006.

      The Company did not receive notice of any proposed matter to be submitted by shareholders for a vote at this Annual Meeting and, therefore, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors and received in respect of this Annual Meeting will be voted in the discretion of the Company's management on such other matter which may properly come before the Annual Meeting. Moreover, if the Company does not receive notice by February 27, 2006 of a proposed matter to be submitted by a shareholder for shareholders vote at the Annual Meeting of Shareholders for the fiscal year ending December 31, 2005, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

The qualities and skills sought in prospective members of the board are determined by the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee requires that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics and diverse experiences, perspectives and skills appropriate for the Company. Criteria for selection of candidates will include, but not be limited to: (i) business and financial acumen, as determined by the Committee in its discretion, (ii) relevant education or training, (iii) a commitment to business ethics and the "Brightpoint Values", (iv) tenure and breadth of experience in a significant leadership capacity, as well as qualities reflecting a proven record of accomplishment and ability to work with others,
(v) knowledgeable in the Company's industry, (vi) relevant experience and knowledge of corporate governance practices, and (vii) expertise in an area relevant to the Company. Any prospective director nominee must be "independent" under NASDAQ Marketplace Rules and the Company's Corporate Governance Principles. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company. Such persons shall be of high repute and recognized integrity and not have been convicted in a criminal proceeding or be named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). Such person shall not have been found in a civil proceeding to have violated any federal or state securities or commodities law, and shall not be subject to any court or regulatory order or decree limiting his or her business activity, including in connection with the purchase or sale of any security or commodity. Such persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Corporate Governance and Nominating Committee.

      The Corporate Governance and Nominating Committee has complete discretion in considering nominations to the Board. A shareholder who wishes to recommend a qualified candidate to the Company's Board of Director's may write to the Company's Secretary at the address set forth above, stating in detail the qualifications of the person they recommend. Pursuant to the Company's By-Laws, all nominations for the 2006 Annual Meeting must be submitted not less than 50 days nor more than 75 days prior to the Annual Meeting.

      With respect to the deadlines discussed above, if the date of the Annual Meeting to be held in 2006 is advanced by more than thirty days or delayed (other than as a result of adjournment) by more than thirty days from the anniversary of the Annual Meeting held in 2005, a shareholder must submit any such proposal to the Company no later than the close of business on the sixtieth day prior to the date of the 2006 Annual Meeting.

                                OTHER INFORMATION

      A copy of the Company's 2004 Annual Report to Shareholders is being furnished herewith to each stockholder of record as of the close of business on April 6, 2005. Copies of the Company's Annual Report on Form 10-K will be provided upon written request to the Company at 501 Airtech Parkway, Plainfield, Indiana 46168, Attention Investor Relations. The Form 10-K also is available on the Company's website at www.brightpoint.com.

      The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                         By order of the Board of Directors,

                         Steven E. Fivel
                         Executive Vice President, General Counsel and Secretary

April 11, 2005

                                   APPENDIX A

                         CORPORATE GOVERNANCE PRINCIPLES

    The Board of Directors ("Board") of Brightpoint, Inc. ("Company" or "Brightpoint") believes that effective corporate governance is built on adherence to a number of "best practices." These practices are consistent with the Board's responsibilities to effectively oversee the Company's strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect shareholders' interests. As such, the Board has developed and follows a program of corporate governance that includes the following elements:

    -   Board Independence

            - The Board shall be comprised of a majority of independent directors. Director independence, at a minimum, is consistent with applicable rules and regulations for Nasdaq-traded issuers. The Board believes that independence is best achieved when independent directors, their family members, or their primary employers receive no consulting, legal, or other fees from Brightpoint other than in their service as Board members.

                    - An Independent Director is specifically defined as a
                      director who:

                        - Is not an affiliate of the Company, the Company's
                          affiliates, any member of the Company's senior management, or the Company's suppliers or customers;

                        - Has not been employed by the Company or its affiliates
                          within the past five years;

                        - Has no personal services contract, such as a
                          consulting or advising relationship, with the Company, its affiliates, or the Company's executives;

                        - Has no business relationship with the Company or its
                          affiliates (other than in his or her service as a Board member) that requires Brightpoint to make disclosure under Nasdaq or Securities and Exchange Commission rules and regulations;

                        - Is not affiliated with a not-for-profit organization
                          that receives substantial contributions from the Company or its affiliates, as specified by Nasdaq rules or regulations;

                        - Is not employed by an organization at which an
                          executive of Brightpoint serves as a Board member;

                        - Is not a family member of any individuals with the
                          aforementioned relationships;

                        - Has not been affiliated with or employed by a present
                          or former auditor of the Company or its affiliates until five years after the end of either the affiliation or auditing relationship.

            - The Board is committed to Board Committee independence. Each Board Committee will be chaired by an Independent Director of the Board. Committee chairs, their family members, or their primary employers shall receive no consulting, legal, or other fees from Brightpoint other than in their service as Board members. In compliance with Sarbanes-Oxley and Nasdaq rules and regulations, the Audit Committee is comprised of three Independent Directors. In addition, the Audit Committee chair shall be deemed a "financial expert", as specified by Nasdaq rules and Section 407(b) of the Sarbanes-Oxley Act of 2002 and any rules implemented by the Securities and Exchange

                Commission. Committee chairs and members serve one year renewable terms. Any director that is no longer considered an Independent Director will be required to resign from any Committee on which he or she serves.

            - The Board presently believes that it is in the best interests of the Company for the positions of Chief Executive Officer and Board Chairperson to be combined, as this structure provides for unified vision and leadership within the Company. This combined leadership structure will be periodically evaluated. Should the Board determine that such separation is appropriate, these positions will be formally separated. The CEO/Chairperson serves a critical role in establishing and maintaining effective communications with the Company's shareholders, customers, suppliers, employees, creditors, communities, governments, and other stakeholders. Communications between the Company and stakeholders will be primarily through the CEO/Chairperson of the Board.

            - When the Chief Executive Officer and Board Chairperson positions are combined, the Board will maintain a Lead Independent Director. This director will be selected by the Independent Directors of the Board from among the Independent Directors of the Board. The Lead Independent Director serves as an important liaison between the Board and Management. A key role of the Lead Independent Director is to work closely with the Corporate Secretary so that Board members receive meeting agendas and related materials with sufficient time to effectively prepare for discussion at Board and/or Committee meetings. The Lead Independent Director is also responsible for scheduling meetings whereby the Independent Directors meet in executive session. Executive sessions include only Independent Directors, with guests invited at the discretion of the Independent Directors. Management Board members and other Management representatives will not, as a rule, be present in these sessions. The Lead Independent Director sets the executive session meeting agendas and presides over these meetings. The Lead Independent Director also serves a central role as liaison between the Board and external advisors retained by the Board. The Lead Independent Director serves for a one year renewable term. The Lead Independent Director is evaluated by the full Board on an annual basis.

            - As a matter of policy, and to ensure Board independence, Independent Directors or directors who are not employed by the Company or its affiliates, their family members, and their primary employers will refrain from conducting any business with the Company outside of directors' service as Board members. This is consistent with the definition of an Independent Director contained herein. Board member independence will be assessed and affirmed annually. Consideration will be given to replacing non-management directors no longer considered independent.

    -   Board Budget

            - In recognition of the Board's commitment to maintaining independence, the Board maintains an operating budget separate from Company funds. These funds are provided by the Company. This enables the Board to engage in activities such as determining Director compensation and hiring external experts such as the external auditors and compensation consultants without having to request such operating funds from Management. The Board's budget is overseen by the Lead Independent Director and Audit Committee Chairperson.

    -   Committee Charter

            - The Board will maintain and make publicly available Board Committee Charters for the three standing Board committees. These Charters, the Company's Corporate Governance Guidelines, and the Company's Code of Business Conduct and Ethics, which may be modified as appropriate, are made available to the public via the Company's website (www.brightpoint.com).

    -   Board Size

            - The Board shall be comprised of between eight to 12 members. Board size will be a function of the current needs of the Company and the ability to effectively staff standing Board committees. Board size will be, in part, a function of a purposeful desire to enhance Board member diversity. Diversity is accomplished through the inclusion of directors with varying background characteristics and knowledge bases. Directors are selected for their ability to provide unique diverse perspectives and skills in their service as Board members. Directors are re-evaluated as to their ability to meet Board member diversity goals and effectively contribute to the Board in the event their primary occupation or employment status changes during their term. Consideration will be given to replacing directors not fulfilling these goals due to their occupational or employment status change.

-   Director Compensation

            - The Board believes that it is important to rely on director compensation practices that promote director independence. Directors' compensation is therefore in the form of a Board retainer. No special fees are granted for Board or Committee meeting attendance. The Lead Independent Director, Board Committee chairs, and Audit Committee members receive additional compensation in recognition of their additional service responsibilities. The Board also believes that its Independent Directors should make a meaningful investment in Company stock. Consistent with this guideline, 50 percent of an Independent Director's annual compensation will be, subject to receipt of necessary approvals, in the form of restricted stock grants until the fair market value of the Director's stock holdings in the Company reach a level two times that of the Director's annual Board retainer. Once a Director's stock holdings reach this level, the Director generally may elect to receive the annual retainer in the form of cash or a combination of cash and restricted stock grants. Directors may also choose to have the annual Board retainer paid entirely in restricted shares. Unless the fair market value of the shares of Common Stock held by a Director reaches a level of two times that of the annual Board retainer the Director may not sell any restricted shares issued as part of the Director's annual Board compensation until six months after the Director's retirement/resignation from the Board. Once a Director's stock holdings reach the two times annual retainer level (which holdings shall be measured in December of each year) all restricted shares previously issued to the Director as part of the Director's annual Board retainer and all restricted shares to be issued to the Director in the ensuing year may be sold in the ensuing year without the need to comply with the restrictions set forth above. Any director stock transactions will be posted on the Company's website (www.brightpoint.com).

-   Board Meetings and Attendance

            - The Board is committed to open communication among Board members and between the Board and Management. Consistent with this, the Board and Board Committees shall meet on a quarterly basis. Board meeting dates are established on an annual basis and approved by Board vote. Additional Board and/or Committee meetings are scheduled on an "as needed" basis. The Board believes that it is important for directors to participate in scheduled Board and/or Committee meetings. Directors who participate in less than 75 percent of scheduled Board and Committee meetings are subject to being terminated as a Board member or not receiving re-nomination to the Board.

    -   Director Access to Management

            - Consistent with the need for open communication channels between the Board and Management, non-management directors have direct access to Company Management outside of formal Board and/or Committee meetings.

    -   Board Education and Evaluation

            - The Board is committed to ensuring that directors receive ongoing educational opportunities that enhance their abilities to effectively serve the Company. To this end, the Board engages in continuing education experiences. Each director is required to attend one director training seminar per calendar year. Also, the Board as a whole engages in a joint professional development experience each year. Additionally, new Board members are provided with a comprehensive manual that assists in their orientation to the Board and the Company. The Board is also committed to evaluating the overall effectiveness of the Board and individual directors. Board and Board Committee evaluation occurs annually. Directors are formally evaluated at the conclusion of their Board term and prior to their consideration for re-nomination to the Board.

    -   Change in Director Employment Status

            - All Independent Directors shall notify the Company's Lead Independent Director in writing upon the occurrence of any change in status of principal occupation, any change or additional responsibility and any new directorship, or change in directorships. The Lead Independent Director will notify the Committee of any such changes and the Committee shall determine the communication provided to the Board of Directors.

                                   APPENDIX B

                       BRIGHTPOINT AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter, which has been adopted by the board of directors of Brightpoint, Inc. ("Company") governs the operations of the Audit Committee of the Board of Directors of the Company ("Committee"). The Committee shall review and reassess the adequacy of the charter to ensure compliance with NASDAQ and SEC rules at least annually and obtain the approval of the board of directors of the Company for any changes in the charter recommended by the Committee. The Committee shall be members of, and appointed by, the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company ("Independent Directors"). Members of the Committee shall be considered Independent Directors as long as they are in compliance with the definition of Independent Directors as defined and set forth in the Company's Corporate Governance Principles. All Committee members shall be financially literate, and, at least one member shall be a "financial expert," as defined by SEC regulations.

PURPOSE

The Audit Committee shall provide assistance to the board of directors in fulfilling the board's oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

- the integrity of the Company's financial statements and the related public reports, disclosures and regulatory filings in which they appear;

- the systems of internal control over financial reporting, operations, and legal/regulatory compliance;

- the performance, qualifications and independence of the Company's independent accountants;

- the performance, qualifications and independence of the Company's internal audit function, and;

- compliance with the Company's ethics policies and applicable legal and regulatory requirements.

In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent accountants, the internal auditors, and management of the Company.

AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage and determine the compensation of independent counsel and other advisers as it determines necessary to carry out its duties.

ADMINISTRATION

The Committee will meet at least four times each year, one of which shall be an annual meeting with authority to convene additional meetings, as circumstance require.

The Committee shall fix its own rules of procedure, which shall be consistent with the by-laws of the Company and this charter.

Unless a chair is elected by the board of directors, the members of the Committee may designate a chair by majority vote of the full Committee.

The chair of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

A majority of the Committee shall constitute a quorum.

The Committee may form subcommittees for any purposes that the Committee deems appropriate and may delegate to such subcommittees such power and authority as the Committee deems appropriate.

Following each of its meetings, the Committee shall deliver a report on the meeting, in the form of minutes or otherwise, to the board of directors, including a description of all actions taken by the Committee at the meeting.

Members of the Committee shall serve until their resignation, retirement or removal by the board of directors or until their successors shall be appointed and qualify. No member of the Committee shall be removed unless by a majority vote of the full board of directors.

A member of the Committee shall promptly notify the chair of the Committee and the board of directors if the member is no longer an Independent Director. The chair of the Committee shall promptly notify the full board of directors if the chair is no longer an Independent Director.

All Committee members are expected to attend each meeting, in person or via tele- or video conference. The Committee may invite members of management, counsel, auditors or others to attend meetings and provide pertinent information, as necessary. Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Minutes of each meeting will be prepared.

DUTIES AND RESPONSIBILITIES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent accountants are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

In carrying out their responsibilities, the policies and procedures of the Committee shall remain flexible, in order to best react to changing conditions and circumstances. The following sections of this charter set forth the principal duties and responsibilities of the Audit Committee, as a guide, with the understanding that the Committee may supplement them as appropriate.

Relationship with the Independent Accountants

The independent accountants shall report directly to the Committee.

- The Committee shall be directly responsible for the appointment and termination (subject to shareholder ratification, if applicable or required as determined by the full board of directors), compensation, and oversight of the work of the independent accountants, including pre-approval of all audit services provided by the independent accountants and resolution of any disagreements between management and the independent accountants regarding financial reporting.

- At least annually, the Committee shall obtain and review a report by the independent accountants describing:

    -   The accounting firm's internal quality control procedures.

    - Any material issues raised by the most recent internal quality control review, or peer review (PCAOB replaced the peer review), of the accounting firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

    - All relationships between the independent accountant and the Company (to assess the auditor's independence).

- The Committee shall set clear hiring policies for employees or former employees of the independent accountants that comply with SEC regulations and applicable regulations on any stock exchange or quotation medium where the Company's securities are listed for trading.

Accounting Matters and Financial & Regulatory Reporting

- The Committee shall receive regular reports from the independent accountant on the critical policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

- Prior to their release, the Committee shall review and discuss with management and the Company's Disclosure Committee, if then in existence, earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The chair of the Committee may represent the entire Committee for purpose of this review.

- The Committee shall review the interim financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations with management and the independent accountants prior to the filing of the Company's Quarterly Report on Form 10-Q. The Committee shall also discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

- The Committee shall review with management and the independent accountants the financial statements and disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality of accounting principles, the reasonableness of significant judgments, and the clarity and completeness of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent accountants under generally accepted auditing standards.

- The Committee shall prepare its report to be included in the Company's annual proxy statement, as required by SEC regulations.

Non-Audit Services Provided by the Independent Accountant

- The Committee shall pre-approve all non-audit services provided by the independent accountants and shall not engage the independent accountants to perform the specific non-audit services prohibited by law or regulation.

- The Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Internal Audit

- The Internal Audit Director shall report to the Committee. The Committee may delegate certain administrative responsibilities in connection with the oversight of the Internal Audit Director to the Chief Financial Officer of the Company or such other officer of the Company, from time to time. The Committee shall review and approve the appointment, replacement or dismissal of the Internal Audit Director.

- The Committee shall review with management and the Internal Audit Director, the internal audit charter, plans, activities, staffing and organizational structure of the internal audit function and shall approve the annual internal audit plan and approval of the budget with respect thereto.

- The Committee shall review the effectiveness of the internal audit function, including compliance with the Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

Adequacy of Audit Scopes and Resources

- The Committee shall discuss with the internal auditors and the independent accountants the overall scope and plans for their respective audits, including the adequacy of staffing and resources.

Internal Controls

- The Committee shall discuss with management, the internal auditors, and the independent accountants the adequacy and effectiveness of the accounting and financial controls, including the Company's policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., Company's Code of Conduct).

- The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent accountants' report on management's assertion.

Private & Executive Sessions

- The Committee shall meet separately and periodically with management, the internal auditors, and the independent accountants to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the internal auditors and the independent accountants to meet privately with the members of the Committee. The Committee shall review with the internal auditors and the independent accountants any audit problems or difficulties and management's response.

Other Matters

- The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

- The Committee shall receive corporate attorneys' reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

-   The Committee shall institute and oversee special investigations as needed.

- The Committee shall perform an evaluation of the Committee's and individual members' performance at least annually to determine whether it is functioning effectively.

- The Committee shall perform any other activities related to this charter as may be requested by the board of directors or as the Committee determines is necessary to carry out its duties and responsibilities.

                                   APPENDIX C

              CORPORATE GOVERNANCE AND NOMINATING COMMITTEE CHARTER

The Board of Directors ("Board") of Brightpoint, Inc. ("Company" or "Brightpoint") is committed to establishing and maintaining corporate governance practices designed to aid the long-term success of the Company and effectively enhance and protect shareholder value. Central to effective corporate governance at Brightpoint is the Corporate Governance and Nominating Committee (the "Committee"). This Committee reports to the Board on corporate governance matters.

MEMBERSHIP

The Committee is comprised of no less than two independent members of the Board. Director independence, at a minimum, is consistent with applicable rules for Nasdaq-traded issuers. Specific director independence guidelines are specified in the Company's "Corporate Governance Principles." These guidelines may be found on the Company's web site (www.brightpoint.com). Committee membership includes the chairs of other standing Board Committees and the Lead Independent Director. The Committee also maintains a chair. The chair is an independent member of the Board. The Committee chair and members serve one year renewable terms.

MEETINGS

The Committee meets at least four times annually, and at other times as necessary.

RESPONSIBILITIES

The Committee's responsibilities include the following:

    - Develop and periodically review the effectiveness of the Board's corporate governance guidelines. The Committee makes recommendations on revisions to these guidelines as appropriate. Included among these responsibilities is keeping the Board apprised of impending corporate governance guidelines and "best practices."

    -   Monitor and protect the Board's independence.

    - Oversee and review the Company's processes for providing information to the Board.

    - Recommend appropriate Board structures and membership, including the removal of directors, as necessary.

    - Recommend appropriate Board committee structures and membership including the existence of a Lead Independent Director, in accordance with the Corporate Governance Principles. The Board has determined that there are three committees essential to effective governance. These are the Audit, Compensation and Human Resources, and Corporate Governance and Nominating Committees. The Board is committed to ensuring the independence of these committees. Committee independence is evaluated in light of the Sarbanes-Oxley Act of 2002, Nasdaq Rules and the Company's "Corporate Governance Principles".

    - Establish procedures for the director nomination process and recommend nominees for election to the Board. The Committee evaluates the background and qualifications of director nominees, including those nominated by the Company's stockholders. To nominate a director candidate for the Committee's consideration, please submit the candidate's name and qualifications to the Company's Lead Independent Director (Mr. Jerre L. Stead, c/o Brightpoint, Inc., 501 Airtech Parkway, Plainfield, IN 46168 or via e-mail: board.directors@brightpoint.com).

    - Oversee formal evaluation of the Board, all Board committees and the Company's Lead Independent Director. Included is formal assessment of individual directors. All directors will be formally evaluated prior to consideration for re-nomination to the Board.

    -   Oversee formal evaluation of the Company's CEO.

    -   Recommend and review director compensation policies.

    - Secure the services of external search firms or other experts, as necessary and appropriate. These services will be compensated from the Company provided Board of Directors budget. This budget system is designed to ensure the independence of such external advisors.

    - Promote the quality of directors through continuing education experiences.

    -   Establish (subject to full Board approval) Board meeting dates.

    -   The Committee shall annually review and evaluate the Committee charter.

                                   APPENDIX D

               COMPENSATION AND HUMAN RESOURCES COMMITTEE CHARTER

The Board of Directors ("Board") of Brightpoint, Inc. ("Company" or "Brightpoint") is committed to establishing and maintaining executive compensation practices designed to enhance the profitability of the Company and enhance long-term shareholder value. The Board of Directors is also centrally interested in executive development and succession planning. Toward these aims, the Board of Directors has established a Compensation and Human Resources Committee. This Committee reports to the Board on executive compensation, executive development, and executive succession matters.

MEMBERSHIP

The Committee is comprised of no less than two independent members of the Board. Director independence is, at a minimum, consistent with applicable rules for Nasdaq-traded issuers, Rule 16b-3 of the Securities and Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. Specific director independence guidelines are specified in the Company's "Corporate Governance Principles." These guidelines may be found on the Company's web site (www.brightpoint.com). The Committee also maintains a chair. The chair is an independent member of the Board. The Committee chair and members serve for one year renewable terms.

MEETINGS

The Committee meets at least four times annually, and at other times as necessary.

RESPONSIBILITIES

The Committee's responsibilities include the following:

    -   Approve the Compensation philosophy of the Company.

    - Formulate, evaluate, and approve compensation for the Company's officers, as defined in Section 16 of the Securities and Exchange Act of 1934 and rules and regulations promulgated therein. Compensation policies are intended to reward executives for their contributions to the Company's growth and profitability, recognize individual initiative, leadership, achievement, and other valuable contributions to the Company. An additional goal is to provide competitive compensation that attracts and retains qualified and talented executives. Compensation programs and policies are reviewed and approved annually. Included in this process is establishing the goals and objectives by which executive compensation is determined. Executive officers' performance is evaluated in light of these performance goals and objectives. The Committee may consult the Chief Executive Officer on the performance of other Company executives.

    - Formulate, approve, and administer cash incentives and deferred compensation plans for executives. Cash incentive plans are based on specific performance objectives defined in advance of approving and administering the plan.

    - Oversee and approve all compensation programs involving the issuance of the Company's stock and other equity securities of the Company. Stock options will be granted in accordance with applicable rules for Nasdaq-traded issuers. Any material modifications to existing stock option plans are also made consistent with applicable rules for Nasdaq-traded issuers.

    - Review executive supplementary benefits, as well as the Company's retirement, benefit, and special compensation programs involving significant cost to the Company, as necessary and appropriate.

    -   Review compensation for terminated executives.

    -   Oversee funding for all executive compensation programs.

    - Review compensation practices and trends of other companies to assess the adequacy of the Company's executive compensation programs and policies.

    - Secure the services of external compensation consultants or other experts, as necessary and appropriate. These services will be paid from the Company provided Board of Directors budget. This system is designed to ensure the independence of such external advisors.

    - Prepare an annual report on executive compensation for inclusion in the Company's proxy statement for each annual meeting of shareholders.

    - Approve employment contracts, severance agreements, change in control provisions, and other compensatory arrangements with Company executives.

    - Monitor compliance by Directors with the required stock ownership requirement, as specified in the Corporate Governance Principles (available on the Company's website: www.brightpoint.com).

    - Review matters relating to executive succession and management development. Included is a formal annual evaluation of the Company's Chief Executive Officer. The Chief Executive Officer assists the Board in evaluating other key executives by providing the Board with an assessment of senior executives. Included in the Chief Executive Officer's assessment is the potential for senior executives with regard to succession planning.

In recognition of the importance of diversity to the success of the Company, the Compensation and Human Resources Committee of the Board of Directors also monitors the Company's activities and progress regarding workforce Diversity.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                                BRIGHTPOINT, INC.

                                  MAY 12, 2005

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy
card in the envelope provided as soon as possible.

               - OR -

TELEPHONE - Call toll-free 1-800-              COMPANY NUMBER
PROXIES from any touch-tone
telephone and follow the instructions.                        ------------------
Have your control number and proxy             ACCOUNT NUMBER
card available when you call.
                                                              ------------------

               - OR -                          CONTROL NUMBER

INTERNET - Access                                             ------------------
"WWW.VOTEPROXY.COM" and follow the
on-screen instructions. Have your
control number available when you
access the web page.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.
--------------------------------------------------------------------------------

                                BRIGHTPOINT, INC.
                               501 AIRTECH PARKWAY
                            PLAINFIELD, INDIANA 46168

        PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2005
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby appoints STEVEN E. FIVEL and J. MARK HOWELL, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Shareholders of Brightpoint, Inc. (the "Company") on Thursday, May 12, 2005 at 9:00 a.m. local time, at the Company's office located at 501 Airtech Parkway, Plainfield, Indiana 46168 or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

                                    (Continued and to be signed on reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF CLASS II DIRECTORS:

[ ]   FOR ALL NOMINEES             NOMINEES:

                                   ( )  Robert J. Laikin
                                   ( )  Robert F. Wagner
                                   ( )  Richard W. Roedel

[ ]   WITHHOLD AUTHORITY FOR ALL NOMINEES.

[ ]   FOR ALL EXCEPT
      (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: -

2.  PROPOSAL TO RATIFY THE            [ ]              [ ]                  [ ]
    APPOINTMENT OF ERNST & YOUNG      FOR            AGAINST             ABSTAIN
    LLP AS THE COMPANY'S
    INDEPENDENT REGISTERED PUBLIC
    ACCOUNTING FIRM FOR THE FISCAL
    YEAR ENDING DECEMBER 31, 2005

3.  IN THEIR DISCRETION, THE
    PROXIES ARE AUTHORIZED TO VOTE
    UPON SUCH OTHER BUSINESS AS
    MAY PROPERLY COME BEFORE THE
    MEETING OR ANY ADJOURNMENT OR
    ADJOURNMENTS THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND PROPOSALS LISTED ABOVE.

To change the address on your account, please check the box at right and     [ ]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature                               Signature of
of Shareholder ___________ Date________ Shareholder _____________ Date__________

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.